CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Income Advantage Fund:



We consent to the use of our report dated January 15, 2003, incorporated by reference in this Registration Statement, and to the references to our firm under the caption "EXPERTS" in the Statement of Additional Information.


                                        /s/ KPMG LLP
Boston, Massachusetts
April 22, 2003